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                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 333-35751 of Dot Hill Systems Corp. on Form S-8 of our report dated May 6,1999, relating to the financial statements of Artecon, Inc. and its subsidiaries as of March 31, 1999 and 1998 and for each of the three years in the period ended March 31, 1999 (not presented separately herein) appearing in this Current Report on Form 8-K of Dot Hill Systems Corp.


DELOITTE & TOUCHE LLP

Costa Mesa, California
October 1, 1999


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